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                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON DC  20549

                                 FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                       Date of Report: August 3, 2000
                      (Date of earliest event reported)


                      Bion Environmental Technologies, Inc.
            (Exact Name of Registrant as Specified in its Charter




   Colorado                   0-19333                   84-1176672
---------------             ------------          ---------------------
  (State of                 (Commission              (I.R.S. Employer
Incorporation)                File No.)             Identification No.)





        7921 Southpark Plaza, Suite 200, Littleton, Colorado 80120
            (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 738-0845





















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ITEM 5.   OTHER EVENTS

     1. Andrew Gould joined the Board of Directors of Bion Environmental Technologies, Inc. ("we," "us" or "our") on August 10, 2000. In addition to his duties as a director, Mr. Gould, through Arthur P. Gould & Co., Inc., a company that he owns ("APG"), will provide us with technology consulting services on an average of at least ten (10) hours per month through August 31, 2002. In exchange for these services, we have granted Mr. Gould options to purchase 75,000 shares of our common stock at a price of $2.25 per share, exercisable until December 31, 2003. For the resume of Mr. Gould, see Exhibit
99.1 hereto.

     2. On August 10, 2000, we and D2 Co., LLC ("D2") amended the Management Agreement that we entered into on December 11, 1999 (see Form 8K dated 12/11/99, Exhibit 10.1). We amended the following provisions: (1) we extended D2's services for an additional year; (2) we issued D2 1,500,000 additional warrants (1,000,000 exercisable at $3.50 per share and 500,000 exercisable at $6.00 per share, both until August 10, 2005); and (3) we amended provisions of the Shareholders' Agreement (see Form 8K dated 12/11/99,
Exhibit 10.3) concerning liquidity restrictions.  For details, see Exhibit
99.2 hereto.

     3. Beginning August 10, 2000, Mr. Salvatore Zizza, one of our directors, will also serve as our governmental affairs liaison and provide
additional consulting services through September 1, 2002.   We granted  Mr.
Zizza options to purchase 75,000 shares of our common stock at a price of $2.25 per share, exercisable until December 31, 2003 and issued him 100,000 Class J-2 warrants to purchase common stock at a price of $2.375 per share. We will provide Mr. Zizza with office space in our New York City office. For details, see Exhibit 99.3 hereto.

     4. Commencing August 3, 2000, and at various other effective dates through the month of August, 2000, certain holders of our Class X Warrants and Class Z Warrants, exchanged, in aggregate, 165,198 Class X Warrants and 5,425,440 Class Z Warrants for 863,399 restricted shares of our common stock. This exchange occurred pursuant an agreement we had with the warrant holders dated December 20, 1999 (see Form 8K dated 12/11/99, Exhibit 10.4, 10.9, and 10.13). Mark A. Smith, Chairman of our Board (and affiliates and extended family members of Mr. Smith) participated in this warrant exchange agreement. For further details see Exhibit 99.4 hereto.

     5. Effective January 1, 2001 (unless an earlier date is agreed upon), certain holders of our Class X Warrants and Class Z Warrants, including without limitation, Jon Northrop, Director and President, and Jere Northrop, Director and Chief Technology Officer (and their extended families), agreed to exchange, in aggregate, 462,742 Class X Warrants and 828,340 Class Z Warrants for 263,082 restricted shares of our common stock. This exchange will occur pursuant to the terms of agreements dated December 20, 1999 (see Form 8K dated 12/11/99, Exhibits 10.6, 10.7, 10.8, 10.11, and 10.12). For details, see
Exhibit 99.5 hereto.

     6. On August 11, 2000, we entered into an agreement to with James W. Morris & Associates, Inc. ("JWMA") to extend and broaden JWMA's consulting services with us. JWMA serves as our Senior Technical Advisor with responsibility for the study, evaluation, design and operational guidance for our biologically based systems. For further details, see Exhibit 99.6 hereto.






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     7.    On August 6, 2000, we entered into an agreement with Dream Maker
Dairy and Chris Northrop (collectively "CN"). This agreement addresses the following: (1) innovative technology development and implementation at Dream Maker Dairy in Cowlesville, New York; (2) loans from us to CN; (3) amendments to the existing contracts with CN; and (4) an option for us to acquire and expand the Dream Maker Dairy in the future. There is no family relationship between Chris Northrop and either of Jon Northrop or Jere Northrop. For details see Exhibit 99.7 hereto.

     8. On August 15, 2000, we proposed certain amended terms to holders of our Convertible Bridge Notes (see Form 8K dated April 13, 2000, Exhibit 10.2). The proposed amendments concern the following: (1) changes to conversion procedures; (2) establishment of a minimum and maximum conversion price; and
(3) amended exercise price to the Bridge Warrants (see Form 8K date April 13, 2000, Exhibit 10.2). This proposal is open until August 31, 2000. There is no assurance that a majority of note holders will accept the proposed amended terms, as is required for the proposed amendment to be adopted. The proposed amendment establishes minimum and maximum levels at which conversions would take place, depending upon the market price of our Common Stock at the time of conversion. For details see Exhibit 99.8 hereto.

     9. On August 10, 2000, we initiated an exchange offer with holders (current and former employees and consultants) of certain classes of options issued under our existing option plans (and related S-8 registration statement), which will be available until August 31, 2000. In aggregate, we have offered to exchange up to 415,360 new options, exercisable at $2.00 per share until December 31, 2002 for up to 775,772 existing options with various
exercise prices between   $3.60 to $13.50 and expiration dates from October
31, 2000 to June 30, 2003. There is no assurance that any existing options will be exchanged or that any new options will be issued. For details see
Exhibit 99.9 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Exhibits.

    NUMBER   DESCRIPTION

     99.1    Andrew Gould resume *

     99.2    D2 Agreement (August 10, 2000)*

     99.3    Salvatore Zizza Agreement (August 16, 2000)*

     99.4 Documents regarding Class X and Class Z Warrant Exchanges effective August, 2000*

     99.5 Documents regarding Class X and Class Z Warrant Exchanges effective January 1, 2001*

     99.6    James W. Morris & Associates, Inc. Agreement (August 17,2000)*

     99.7    Dream Maker Dairy Agreement (August 6, 2000)*

     99.8    Convertible Bridge Note Amendment Document*

     99.9    Option Exchange Offer Document*

* Filed herewith electronically
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                                   SIGNATURES

     As required by the Securities Exchange Act of 1934, we have had this report signed by the undersigned duly authorized officer.


                                  BION ENVIRONMENTAL TECHNOLOGIES, INC.


Date: August 18, 2000             By:/s/ Mark A. Smith
                                     Mark A. Smith, Secretary












































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